SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 25, 2003

Date of Report (date of earliest event reported)

CYPRESS BIOSCIENCE, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 452-2323

N/A

(Former name or former address, if changed since last report)

Item 5    Other Events and Required FD Disclosure

On March 25, 2003, Cypress Bioscience, Inc. (“Cypress”) entered into a Securities Purchase Agreement to sell shares of its common stock and warrants to purchase its common stock in a private financing. The financing will include the sale of 4,029,342 shares of common stock and warrants to purchase 1,007,333 shares of common stock, at a combined unit price of $2.56125. For each four shares of common stock that are issued, an investor will receive a warrant to purchase one share of common stock of Cypress at an exercise price of $3.84. Cypress agreed to file a resale registration statement with the SEC registering the resale of the common stock and the common stock issuable upon conversion of the warrants. The Securities Purchase Agreement is attached as Exhibit 4.1 and the Form of Warrant is attached as Exhibit 4.2. Cypress expects to close the financing on April 3, 2003.

Cypress retained the services of Paramount Capital Inc. and SCO Financial Group to act as non-exclusive placement agents in the financing. Cypress intends to issue warrants to purchase 283,301 shares of common stock to Paramount Capital and warrants to purchase 97,607 shares of common stock to SCO Financial Group at an exercise price of $2.82 (plus a purchase price of $0.02 per share of common stock underlying the warrants, representing the par value of Cypress common stock), as partial consideration, in addition to other customary fees, for services rendered in the financing. On March 27, 2003, Cypress issued the press release that is attached as Exhibit 99.1.

Item	7. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits

4.1	Securities Purchase Agreement dated March 25, 2003 between Cypress and the investors listed on Exhibit A.

4.2	Form of Warrant to be issued to the investors.

99.1	Press Release issued on March 27, 2003 by Cypress.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.

By:	/s/ JAY D. KRANZLER
Jay D. Kranzler Chief Executive Officer and President

Date: March 27, 2003

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INDEX TO EXHIBITS

4.1	Securities Purchase Agreement dated March 25, 2003 between Cypress and the investors listed on Exhibit A.

4.2	Form of Warrant to be issued to the investors.

99.1	Press Release issued on March 27, 2003 by Cypress.

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